UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

ARBITRON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

When we announced the transaction with Nielsen back in December, I committed to regular updates on the status and process. To that end, I want to let you know that today both Arbitron and Nielsen received what is called a “second request” for information from the Federal Trade Commission regarding the proposed merger with Nielsen. As the name implies, it represents a request for additional information beyond that which has already been provided to the FTC.

While I appreciate that any news regarding the transaction process may naturally lead to speculation, there is really no conclusion to be drawn from this request. We have said from the outset that the regulatory review process is a thorough and detailed information gathering and educating exercise. A second request is a normal part of the process. We anticipated that the FTC might need more information, and have planned and prepared for that.

While this process continues to play out, we need to remain focused on our customers, the quality of our services, delivering on our financial objectives and of course, our employees. I understand, however, that this is easy to say and harder to do in the context of a pending transaction. I thank each of you for the professionalism, commitment and focus you have demonstrated to date in what is an uncertain environment.

We remain very committed to the process, and of course, very enthusiastic about the transaction. I look forward to the upcoming Coffee with Creamer sessions March 13th, and will be glad to answer your questions then.

Have a good weekend,

Sean R. Creamer

President & Chief Executive Officer

Arbitron Inc.

410-312-8410

Additional Information and Where to Find It:

In connection with the merger, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on January 18, 2013. Investors are urged to read the preliminary proxy statement, the definitive proxy statement and any other relevant documents filed by the Company with the SEC when they become available, because they will contain important information about the merger. The Company will mail the definitive proxy statement to its shareholders as of the record date of the special meeting to vote on the proposed merger transaction. In addition, Investors may obtain free copies of the preliminary proxy statement and the definitive proxy statement, when it becomes available, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from the Company’s Investor Relations web site (http://www.arbitron.com/investors) or by directing a request to the Company at: Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046.

The Company and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction.

Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2012 annual meeting of stockholders, filed with the SEC on April 12, 2012. Additional information regarding the interests of such potential participants in the proposed transaction is included in the preliminary proxy statement filed with the SEC on January 18, 2013, and will be set forth in the definitive proxy statement to be filed by the Company with the SEC.

Forward Looking Statements:

This written communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “will”, “expect”, “should”, “could”, “shall” and similar expressions. These statements are subject to risks and uncertainties concerning Nielsen’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that the Company may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; general economic conditions; conditions in the markets Nielsen and the Company are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); technological developments; as well as legal and regulatory rules affecting Nielsen’s and the Company’s business and specific risk factors discussed in other releases and public filings made by Nielsen and the Company (including their respective filings with the SEC). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this written communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.